Exhibit 10.43

ALION SCIENCE AND TECHNOLOGY CORPORATION

2004 STOCK APPRECIATION RIGHTS PLAN

ARTICLE I
General

          1.1 Plan Name. The name of the plan is the Alion Science and Technology Corporation 2004 Stock Appreciation Rights Plan (the “Plan”).

          1.2 Purpose. The purpose of the Plan is to attract, retain and reward persons providing services to Alion Science and Technology Corporation (“Alion”), its Affiliates and any successor corporation(s) thereto (collectively, “the Corporation”) and to motivate such persons to contribute to the growth and future success of the Corporation.

          1.3 Effective Date; Term. The Plan is effective as of November 9, 2004. No Award shall be granted under the Plan after the close of business on the day immediately preceding the eighth (8th) anniversary of the effective date of the Plan. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

          1.4 Shares Subject to the Plan.

                    (a) Subject to adjustments as provided in Article VI, the shares of Stock that may be used for reference purposes with respect to SAR Awards granted under the Plan shall not exceed ten percent (10%) of the shares of Stock outstanding on a fully diluted basis (assuming the exercise of any outstanding options, warrants and rights including, without limitation, SARs, and assuming the conversion into Stock of any outstanding securities convertible into Stock) from time to time. If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled without the delivery of consideration, the shares of Stock that are used for reference purposes for such Award shall thereafter be available for further Awards under the Plan.

                    (b) No actual shares of Stock are reserved hereunder. References to shares of Stock are for accounting and valuation purposes only, and not to grant any voting or other rights associated with ownership of Stock.

ARTICLE II
Definitions

For purposes of the Plan, the following terms shall be defined as set forth below.

          2.1 Administrator means the compensation committee of the Board unless the Board resolves to act itself as the Administrator.

          2.2 Affiliate means any entity, whether now or hereafter existing, which at the time of reference, controls, is controlled by, or is under common control with, Alion (including, but not limited to, joint ventures, limited liability companies, and partnerships).

          2.3 Award means any SARs granted pursuant to the Plan.

          2.4 Board means the Board of Directors of Alion.

          2.5 Cause means, for purposes of this Plan:

                    (a) With respect to an individual who is party to a written agreement with the Corporation which contains a definition of “cause” or “for cause” or words of similar import for purposes of termination of employment thereunder by the Corporation, “cause” or “for cause” as defined in such agreement.

                    (b) in all other cases (i) the Participant’s intentional, persistent failure, dereliction, or refusal to perform such duties as are reasonably assigned to him or her by the officers or directors of the Corporation; (ii) the Participant’s fraud, dishonesty or other deliberate injury to the Corporation in the performance of his or her duties on behalf of, or for, the Corporation; (iii) the Participant’s conviction of a crime which constitutes a felony involving moral turpitude, fraud or deceit regardless of whether such crime involves the Corporation; (iv) the willful commission by the Participant of a criminal or other act that causes substantial economic damage to the Corporation or substantial injury to the business reputation of the Corporation; (v) the Participant’s material breach of his or her employment or engagement agreement, if any; or (vi) the Participant’s breach of any material provision of the Participant’s Grant Agreement representing an Award. For purposes of the Plan, no act, or failure to act, on the part of any person shall be considered “willful” unless done or omitted to be done by the person other than in good faith and without reasonable belief that the person’s action or omission was in the best interest of the Corporation.

          2.6 CEO means the Chief Executive Officer of Alion.

          2.7 Change in Control shall mean and shall be deemed to have occurred if at any time for whatever reason:

(i)	any Person (other than the Holder, or any of the Holder’s direct assignees or transferees), or the Trust, together with their “affiliates” within the meaning of Rule 12b-2 of the Commission under the Exchange Act) shall acquire beneficial ownership (including beneficial ownership resulting from the formation of a “group” within the meaning of Rule 13d-5 of the Securities Exchange Commission (“SEC”) under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the outstanding capital stock of the Company, ordinarily having the right to vote at any election of directors;

(ii)	there is a sale of all or substantially all of the Company’s assets, directly or indirectly through one or more transactions whether or not concurrent; or

(iii)	there is a liquidation or dissolution of the Company.

     For these purposes, the term “Person” shall mean an individual, a corporation, an association, a joint-stock company, a business trust or other similar organization, a partnership, a limited liability company, a joint venture, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

          2.8 Code means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

          2.9 Disability of a Participant means the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Corporation.

          2.10 Fair Market Value of the Stock on any given date means the value as determined by the Administrator in its sole discretion. Unless otherwise determined by the Administrator, the value shall be as set forth in the last preceding appraisal of the Common Stock, which shall be done at least annually.

          2.11 Grant Agreement means the agreement between the Corporation and the Participant pursuant to which the Corporation authorizes an Award hereunder. Each Grant Agreement entered into between the Corporation and a Participant with respect to an Award granted under the Plan shall incorporate the terms of this Plan and shall contain such provisions, consistent with the provisions of the Plan, as may be established by the Administrator. Provisions in any Grant Agreement relating to matters such as noncompetition, nonsolicitation and protection of intellectual property are hereby deemed to be consistent with the Plan.

          2.12 Grant Date means the date on which the Administrator formally acts to grant an Award to a Participant or such other date as the Administrator shall so designate at the time of taking such formal action.

          2.13 Participant means any director, officer, employee or consultant of the Corporation to whom any Award is granted pursuant to the Plan.

          2.14 Payment Date means the first anniversary of the date a Participant’s Award becomes vested as expressed in the Participant’s Grant Agreement.

          2.15 SAR means a stock appreciation right, as awarded under Article V.

          2.16 Stock means the voting common stock, $0.01 par value per share, of Alion, subject to adjustments pursuant to the Plan.

          2.17 Termination of Employment means cessation of performance of services for the Corporation. For purposes of maintaining a Participant’s continuous status as an employee and accrual of rights under any Award granted pursuant to the Plan, transfer of an employee among Alion and any of its Affiliates shall not be considered a Termination of Employment with the Corporation. For the avoidance of doubt, and by way of example only, if a Participant works for a wholly-owned subsidiary of Alion, then a sale of the subsidiary by Alion would be regarded as a Termination of Employment of such Participant for purposes of this Plan, notwithstanding the Participant’s continued employment with that former subsidiary.

          2.18 Vesting Period means that period of time during which the Award is subject to a risk of forfeiture. Subject to the forfeiture provisions of Section 5.6 below, Awards shall vest at a rate of twenty percent (25%) per year on the annual anniversary of the Grant Date. Any Award which is given to a member of the Board of Directors will vest annually on a pro-rata basis over the term or remainder of any term which such director is serving from the date of Award.

ARTICLE III
Administration

          3.1 General. The Plan shall be administered by the Administrator. The Administrator shall have the full and final authority, in its discretion, to interpret conclusively the provisions of the Plan; to adopt such rules for carrying out the Plan as it may deem advisable; to decide all questions of fact arising in the application of the Plan; and to make all other determinations necessary or advisable for the administration of the Plan.

          3.2 Procedure. The Administrator shall meet at such times and places and upon such notice as it may determine. A majority of the members of the Board or committee serving as Administrator hereunder shall constitute a quorum. Any acts by the Administrator may be taken at any meeting at which a quorum is present and shall be by majority vote of those members entitled to vote. Additionally, any acts reduced to writing or approved in writing by all of the members of the Board or committee serving as Administrator hereunder shall be valid acts of the Administrator. Members of the Board or committee who are either eligible for Awards or have been granted Awards may vote on any matters affecting the administration of the Plan or the grant of Awards pursuant to the Plan, except that no such member shall act upon the granting of an Award to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Administrator during which action is taken with respect to the granting of an Award to him or her.

          3.3 Duties. The Administrator shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the

Administrator deems necessary or advisable, all within the Administrator’s sole and absolute discretion. The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to:

                    (a) construe the Plan and any Award under the Plan;

                    (b) select the directors, officers, employees and consultants of the Corporation to whom Awards may be granted and the time or times at which Awards shall be granted;

                    (c) determine the number of shares of Stock to be covered by or used for reference purposes for any Award;

                    (d) determine and modify from time to time the terms and conditions, including restrictions, of any Award and to approve the form of Grant Agreements;

                    (e) impose limitations on Awards, including limitations on transfer provisions; and

                    (f) modify, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards.

          3.4 Delegation of Authority. The Administrator hereby delegates to the CEO the authority to exercise the duties set forth in section 3.3(b), and the amount(s) of any such Awards made in accordance with such duties, for all officers, employees and consultants of the Corporation, except for Awards made to executive officers of the Corporation. The CEO shall exercise this authority in accordance with this Plan, including without limitation sections 1.4, 5.1 and 5.5. The CEO shall provide the Administrator with a detailed written report of all such Awards made under this delegated authority on a quarterly basis. With respect to executive officers of the Corporation, the Administrator hereby delegates to the CEO the authority to nominate persons to receive Awards, which nomination shall be subject to the approval of the Administrator. The Administrator may revoke or amend the terms of this delegation at any time, but such revocation shall not invalidate prior actions of the CEO that were consistent with the terms of the Plan. All Awards are subject to the approval of the Administrator.

          3.5 Limited Liability. To the maximum extent permitted by law, no member of the Board or committee serving as Administrator hereunder shall be liable for any action taken or decision made in good faith relating to the Plan or any Award.

          3.6 Indemnification. To the maximum extent permitted by law and by the Corporation’s charter and by-laws, the members of the Board or committee serving as Administrator hereunder shall be indemnified by the Corporation in respect of all their activities under the Plan.

          3.7 Effect of Administrator’s Decision. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Corporation, its stockholders, any Participants in the Plan and any other employee of the Corporation, and their respective successors in interest.

ARTICLE IV
Eligibility and Participation

          4.1 Eligibility. Directors, officers, employees and consultants of, or to, as the case may be, the Corporation who, in the opinion of the Administrator, are responsible for the continued growth and development and future success of the business shall be eligible to participate in the Plan.

          4.2 Participation. An eligible individual shall become a Participant hereunder when he or she is granted an Award hereunder, as evidenced by a Grant Agreement executed by the Corporation and the Participant.

ARTICLE V
Stock Appreciation Rights

          5.1 Award of SARs. Subject to the other applicable provisions of the Plan, the Administrator may at any time and from time to time grant SARs to eligible participants, as it determines. Notwithstanding the foregoing to the contrary, no grant of SARs may be made to any “Disqualified Person” (within the meaning of sections 409(p)(4) and 4979A of the Code) for any period during which the Corporation maintains an employee stock ownership plan. Any grant of SARs made in violation of this edict shall be null and void ab initio. In addition, no grant of SARs may be made to any eligible individual if and to the extent that such grant would cause such individual to become a Disqualified Person. SARs shall be evidenced by Grant Agreements, executed by the Corporation and the Participant, stating the number of SARs and the terms and conditions of such SARs, in such form as the Administrator may from time to time determine. The Participant shall have none of the rights of a stockholder with respect to any shares of Stock represented by a SAR.

          5.2 Amount of Payment Upon Maturation of SARs. A SAR shall entitle the Participant to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the Payment Date of one share of Stock over (B) the base price per share specified in the Grant Agreement (which shall be the Fair Market Value of one share of Stock on the Grant Date), times (ii) the number of shares specified by the SAR.

          5.3 Maturation of SARs.

                    (a) A Participant will receive payment for all of a vested Award by the delivery of cash in a lump sum sixty (60) days following the Payment Date.

                    (b) In the event of the death or Disability of the Participant before an Award is fully vested, all previously vested and unpaid Awards, shall be paid by the delivery of cash in a lump sum sixty (60) days following the date of death or Disability. For purposes of determining the amount of payment under this section 5.3(b), section 5.2 shall be applied by substituting the Payment Date with the date of death or Disability.

                    (c) All federal, state and local taxes, as well as other appropriate items, will be withheld from payments.

                    (d) No payment shall be made in violation of any provision of the Code or the rules and regulations thereunder.

          5.4 Election to Defer Benefits. A Participant may elect to defer payment beyond the Payment Date for a period of not less than five years from such Payment Date. Any election to defer must be made not less than one year prior to the Payment Date and may not take effect until at least twelve months after the date such election is made. Any such election shall defer the affected payment into the Alion Science and Technology Executive Deferred Compensation Plan. If a Participant elects to defer payment beyond the initial Payment Date, no payments shall be made prior to the expiration of such deferral period unless such payment is related to the death or Disability of the Participant.

          5.5 Disqualified Persons. Prior to each vesting date for so long as the Corporation shall maintain an employee stock ownership plan, the Administrator shall determine whether a Participant is or will become a Disqualified Person as of such date. If a Participant is a Disqualified Person, then the full amount of the Award that has not yet vested shall be forfeited. If a Participant will become a Participant as of such date, then all or part of the Award that has not yet vested shall be forfeited to avoid causing such Participant to become a Disqualified Person. In addition, if and to the extent that a Participant of a vested SAR would be a Disqualified Person by virtue of a redemption of the Stock or any other reason, despite the forfeiture of any unvested SARs held by such Participant as provided in this section, the otherwise vested SARs will be forfeited ab initio, if and to the extent necessary to prevent the Participant from becoming a Disqualified Person. In all cases, any required forfeiture is to occur in reverse order of time at which the Corporation grants the Awards at issue.

          5.6 Termination and Forfeiture of Awards.

                    (a) Except as further provided in (b) below, a Participant who terminates employment with the Company for any reason other than death or Disability shall forfeit his or her rights to all unvested Awards. Such Participant will be paid all vested Awards sixty (60) days following the effective date of termination, subject to the conditions of section 5.3 (c) hereof. For purposes of determining the amount of payment under this section 5.6(a), section 5.2 shall be applied by substituting the Payment Date with the date of termination.

                    (b) If a Participant has a termination of employment for cause, such Participant shall forfeit his or her rights to all unvested Awards and all unpaid vested Awards.

          5.7 Nontransferability. No Award shall be transferable by a Participant except by will or by the laws of descent and distribution or pursuant to a gift of any vested Awards to such Participant’s spouse, parents, children and grandchildren, whether directly or indirectly or by means of a trust, partnership, or otherwise. Any transfer or purported transfer in violation of this paragraph shall be void and of no effect. All Awards shall be paid in accordance with the provisions of section 5.3(b).

ARTICLE VI
Transactions

          6.1 Adjustment of Number and Price of Shares. Any other provision of the Plan notwithstanding, if through, or as a result of, any merger, consolidation, sale of all or substantially all of the assets of Alion, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of Alion, or additional shares or new or different shares or other securities of Alion or other non-cash assets are distributed with respect to such shares of Stock or other securities, the Administrator shall make an appropriate or proportionate adjustment in the Awards as it deems appropriate, in its sole discretion. The adjustment by the Administrator shall be final, binding and conclusive.

          6.2 Adjustments Due to Special Circumstances. The Administrator is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Corporation, or the financial statements of the Corporation, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

          6.3 Change in Control Participants shall fully and immediately vest in all grants of SARs under this Plan, and shall be paid out, in accordance with the provisions of section 5.3(b), all such vested amount, determined by multiplying the granted number of SARs by the share price of one share of Alion Common Stock equal to the transaction price upon the occurrence of a Change in Control, or the per share value as of the last previous Semi-Annual Valuation, whichever is greater.

ARTICLE VII
Amendment and Termination

          7.1 Amendment. The Board may amend the Plan at any time and from time to time, provided that (i) no amendment shall deprive any person of any rights granted under the Plan before the effective date of such amendment, without such person’s consent; and (ii) amendments may be subject to shareholder approval to the extent needed to comply with applicable law.

          7.2 Termination. The Board reserves the right to terminate the Plan in whole or in part at any time, without the consent of any person granted any rights under the Plan.

ARTICLE VIII
Miscellaneous

          8.1 Restrictive Legends. The Corporation may at any time place legends referencing any restrictions described in the Grant Agreement and any applicable federal or state securities law restrictions on all Awards.

          8.2 Compliance with Governmental Regulations. Notwithstanding any provision of the Plan or the terms of any Grant Agreement entered into pursuant to the Plan, Alion shall not be required to issue any securities hereunder prior to registration of the offer or sale securities subject to the Plan under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, if such registration shall be necessary, or before compliance by the Alion or any Participant with any other provisions of either of those acts or of regulations or rulings of the Securities and Exchange Commission thereunder, or before compliance with other federal and state laws and regulations and rulings thereunder, including the rules any applicable securities exchange or quotation system. Alion shall use its best efforts to effect such registrations and to comply with such laws, regulations and rulings forthwith upon advice by its counsel that any such registration or compliance is necessary.

          8.3 Corporation Charter and Bylaws. This Plan is subject to the charter and by-laws of Alion, as they may be amended from time to time.

          8.4 No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation and a Participant or any other person. To the extent that any Participant or other person acquires a right to receive payments from the Corporation pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Corporation; however, in the event of commencement of a voluntary or involuntary case of bankruptcy against or by Alion, all vested and unvested Awards made hereunder shall be canceled and void.

          8.5 No Guarantee of Employment. Participation in this Plan shall not be construed to confer upon any Participant the legal right to be retained in the employ of the Corporation or give any person any right to any payment whatsoever, except to the extent of the benefits provided for hereunder. Each Participant shall remain subject to discharge to the same extent as if this Plan had never been adopted. Nothing in this Plan shall prevent, interfere with or limit in any way the right of the Corporation to terminate a Participant’s employment at any time, whether or not such termination would result in: (i) the failure of any Award to vest; (ii) the forfeiture of any unvested or vested portion of any Award under the Plan; and/or (iii) any other adverse effect on the Participant’s interests under the Plan.

          8.6 No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Corporation from adopting or continuing in effect other compensation arrangements (whether such arrangements be generally applicable or applicable only in specific cases) as the Administrator, in its discretion determines desirable, including without limitation the granting of stock options, stock awards, stock appreciation rights or phantom stock units otherwise than under the Plan; provided that income recognized by a Participant in payment of a SAR shall be excluded from the calculation of benefits under any pension, profit-sharing, ESOP or any other benefit plan maintained by the Corporation unless such benefit plan provides otherwise, making specific reference to SARs.

          8.7 Governing Law. The provisions of this Plan shall be governed by, construed and administered in accordance with applicable federal law; provided, however, that to the extent not in conflict with federal law, this Plan shall be governed by, construed and administered under the laws of Delaware, other than its laws respecting choice of law.

          8.8 Severability. If any provision of the Plan shall be held invalid, the remainder of this Plan shall not be affected thereby and the remainder of the Plan shall continue in force.

          8.9 Identity. If, at any time, any doubt exists as to the identity of any person entitled to any payment hereunder or the amount of time of such payment, the Administrator shall be entitled to hold such sum until such identity or amount or time is determined or until an order of a court of competent jurisdiction is obtained. The Administrator shall also be entitled to pay such sum into court in accordance with the appropriate rules of law. Any expenses incurred by the Corporation or the Administrator incident to such proceeding or litigation shall be charged against the account of the affected Participant.

          8.10 Incompetence. If the Administrator determines that any person to whom a benefit is payable under the Plan is incompetent by reason of a physical or mental disability, the Administrator shall have the power to cause the payments becoming due to such person to be made to another person for his or her benefit without the responsibility of the Administrator or the Corporation to see to the application of such payments. Any payment made pursuant to such power shall, as to such payment, operate as a complete discharge of the Administrator and the Corporation.

     IN WITNESS WHEREOF, the undersigned, being the Chief Executive Officer of Alion, certifies that the foregoing Alion Science and Technology Corporation 2004 Stock Appreciation Rights Plan was duly adopted by the Board of Directors of Alion.

/s/ Bahman Atefi
Chief Executive Officer

Date Approved by the Board:	November 9, 2004